Exhibit 10.4

Second Amended and Restated Rent Supplement

(Permian Lease)

December 31, 2018

This Second Amended and Restated Rent Supplement (this “Second Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on December 31, 2018 to memorialize supplements to the Permian Lease (as defined below), effective as of January 1, 2019. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the Permian Lease.

WHEREAS, Lessor and Lessee are Parties to a Permian Lease Agreement dated December 31, 2017 (as amended from time to time in accordance with its terms, the “Permian Lease”);

WHEREAS, on February 28, 2018, the Parties executed a First Amended and Restated Rent Supplement (Permian Lease) effective as of December 31, 2017 (the “First Amended Supplement”);

WHEREAS, the Parties wish to amend and restate the First Amended Supplement pursuant to Section 3.2 of the Permian Lease; and

WHEREAS, the Parties intend to memorialize in this Second Amended Supplement the Incremental CapEx the Parties expect during 2019.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.    The First Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.    The Permian Lease, except as supplemented by this Second Amended Supplement, shall remain in full force and effect.

Incremental CapEx:

2018	$10,025,211	*
	$58,071,834	**
(Total 2018)	$68,097,045	***

2019	$994,262	#
	$59,422,355	##
(Total 2019)	$60,416,617	###

*

Represents the amount of distribution Incremental CapEx that the Parties expected to be placed in service in 2018, with an expected weighted average in-service date of May 1, 2018. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Rent Supplement (Permian Lease) dated December 31, 2017 (“Effective Date Rent Supplement”).

**

Represents the aggregate amount of transmission Incremental CapEx the Parties expected to be placed in service in 2018. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Effective Date Rent Supplement. Of the 2018 transmission Incremental CapEx, an aggregate of $446,511 was expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”), an aggregate of $7,255,992 was expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”), and an aggregate of $50,369,331 was expected to be placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”) and included in the first 2019 Regulatory Order. The Parties expected the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of September 1, 2018. Pursuant to the Effective Date Rent Supplement, the Parties expected the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018, and the first 2019 Regulatory Order to be effective on May 1, 2019.

***	Represents the total amount of transmission and distribution Incremental CapEx that the Parties expected to be placed in service in 2018.

PERMIAN LEASE

#	Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service in 2019, with an expected weighted average in-service date of February 1, 2019.
##	Represents the amount of transmission Incremental CapEx that the Parties expect to be placed in service in 2019, with an expected weighted average in-service date of April 1, 2019.
###	Represents the total amount of transmission and distribution Incremental CapEx that the Parties expect to be placed in service in 2019.

Lessee CapEx: N/A

Base Rent:

2018	$53,812,844	*
2019	$60,572,554	**
2020	$64,881,382

*

The amount of 2018 Base Rent included in the First Amended Supplement was $53,812,844, including 2018 Base Rent payments of $4,451,115 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018), $4,464,736 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting Prior Stub-Year CapEx (as defined in the First Amended Supplement) and First 2018 CapEx and commencing June 1, 2018, which was the expected effective date of Lessee’s first 2018 Regulatory Order, and $4,540,766 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which was the expected effective date of Lessee’s second 2018 Regulatory Order.

**

Lessee will make a monthly 2019 Base Rent payment of $4,486,438 on the 15th day of each month beginning on March 15, 2019 through June 15, 2019 (with respect to January 2019 through April 2019). Lessee will then make a 2019 Base Rent payment of $5,014,222 on the 15th day of each month beginning on July 15, 2019 through September 15, 2019 (with respect to May 2019 through July 2019), with the increase in monthly Base Rent reflecting 2018 Stub-Year CapEx and commencing May 1, 2019, which was the expected effective date of Lessee’s first 2019 Regulatory Order included in the Effective Date Rent Supplement. Lessee will then make a monthly 2019 Base Rent payment of $5,516,827 on the 15th day of each month beginning on October 15, 2019 through February 15, 2020 (with respect to August 2019 through December 2019).

Percentage Rent Percentages:

2018	0%
2019	0%
2020	0%

Annual Percentage Rent Breakpoints: N/A

Revenues Attributable to Lessee CapEx: N/A

TCOS Allocation: N/A

Allocated Other Revenue: N/A

Term of Rent Supplement: Expires 12/31/20

PERMIAN LEASE

The Parties have executed this Second Amended Supplement to the Permian Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

PERMIAN LEASE